Exhibit 99.1
Lifecore Biomedical Reports Financial Results for the Three Months Ended September 30, 2025, and Provides Corporate Update
-- Recorded $31.1 Million in Revenue During the Three Months Ended September 30, 2025, Representing a 26% Increase From Comparable Period of 2024 --
-- Multiple New Programs Signed with New Customers --
-- Continued Improvements in Efficiency and Productivity Across the Organization --
Conference Call Today at 4:30pm ET
CHASKA, Minn., November 6, 2025 -- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (“Lifecore”), a fully integrated contract development and manufacturing organization (“CDMO”), today announced its financial results for the three months ended September 30, 2025.
Highlights for Three Months Ended September 30, 2025
“We are thrilled with the progress made during this period. Guiding this progress is our three-pronged strategy for growth which is comprised of: maximizing our existing customer business, advancing programs currently within our late-stage development pipeline towards commercialization, and finally, winning impactful new business that will continue to fill our project pipeline - from early-stage work to commercial site transfers. We believe this strategy will allow us to reach our goals of achieving a 12+% revenue CAGR and increasing Adjusted EBITDA* margins to more than 25% over the mid-term, and the results we have seen to date support our optimism.
“Financial outcomes during the period were strong, as we recorded a 26% increase in revenue as compared to the prior year comparable period, along with significant improvements in SG&A expense. These financial results reflect our focus on improving workforce productivity by implementing initiatives which drive continued improvements. We are very pleased with the progress made during the period, which we believe has put us on the path to achieving growth and sustainable profitability in the years ahead,” stated Paul Josephs, president and chief executive officer of Lifecore.
Maximizing Existing Commercial Business
•During the period, Lifecore made significant progress to ensure it is operationally capable to support a significant inflection point in existing commercial customer demand in 2027. This included qualifying a new hyaluronic acid (“HA”) specification that will allow the use of Lifecore HA in product used in the Asian market. In addition, the company also completed stability batches on its isolator filler to support future regulatory approval of finished product produced at Lifecore for distribution in the Asian market. Both these milestones are a reflection of Lifecore’s strong technical capability and proven multicompendial regulatory system.
New Business
•Lifecore signed two new programs during the three months ended September 30, 2025, including one late-stage program and one early-stage program. These opportunities span the full range of Lifecore’s services and capabilities, and they reflect continued growth into modalities beyond the company’s traditional area of strength in ophthalmic therapeutics.

•Subsequent to the quarter end, Lifecore signed an additional two programs, adding one commercial site transfer and one early-stage program to the company’s pipeline. The commercial site transfer is with a large multinational pharmaceutical company and marks the company’s second project with this partner in 2025. This program will be incorporated into Lifecore’s late-stage pipeline and, based on current market demand, is expected to contribute meaningfully to both revenue growth and capacity utilization.
Operations
•Lifecore continues to make impactful improvements to operations, resulting in reduced operational expenses and improved productivity. Through active management and targeted initiatives, the company has improved workforce productivity in manufacturing by more than 20% over approximately the past year. This achievement reflects the performance-driven culture at Lifecore and underscores the company’s commitment to continuous improvement.
•Lifecore plans to further maximize efficiencies and productivity via aggressive procurement and organizational strategies. The company believes that a key catalyst in this effort will be the launch of its new enterprise resource planning (“ERP”) system, which is expected to go live in Q1 2026. Lifecore expects this system to strengthen inventory control, support sharper financial management, and help reduce costs as the company grows.
To further advance the company’s efficiency objectives, Lifecore recently hired a seasoned industry executive in the role of head of business transformation. This newly created position will champion the company’s efforts to improve its cost structure, to drive productivity, and to gain efficiencies to maximize the EBITDA opportunity ahead.
Financial and Corporate
•In August 2025, Lifecore announced that it will be moving its fiscal year end to align with the calendar year, effective for the December 31, 2025, calendar period. This move will allow Lifecore to report in a timely manner with the majority of its peer companies, customers and other stakeholders, an important factor when evaluating operational and financial performance. It also aligns with the launch of the company’s new ERP system and expected, associated benefits.
In accordance with United States Securities and Exchange Commission rules applicable to the fiscal year change, the company is comparing the results for the three-month period ended September 30, 2025, with the most closely comparable previously reported three-month period, which for this period is the three-month period ended August 25, 2024. Lifecore expects to announce its results for the three-month period ended December 31, 2025, and the approximately seven-month transition period from May 26 to December 31, 2025, in March of 2026.
Consolidated Financial Results for Three Months Ended September 30, 2025
Revenues for the three months ended September 30, 2025, were $31.1 million, an increase of 26% compared to $24.7 million for the comparable prior period ended August 25, 2024. The increase in revenues of $6.4 million was primarily due to a $4.8 million increase in HA manufacturing revenues primarily from increased demand from a customer due to its supply chain initiatives. In addition, CDMO revenues increased $1.6 million, which was primarily from $2.6 million of higher sales volumes and $0.3 million of pricing and other revenue, partially offset by $1.3 million of lower development revenue due to completion of a discrete development project in the prior comparable period and timing of customer project lifecycles.

Gross profit for the three months ended September 30, 2025, was $7.8 million, compared to $5.4 million for the comparable prior period ended August 25, 2024. The increase of $2.4 million in gross profit is due to a $4.3 million increase in HA manufacturing gross profit due to increased sales volume and manufacturing absorption, partially offset by a $1.9 million decrease in CDMO gross profit. The CDMO decline was due to lower development revenue of $1.4 million and a decrease in aseptic gross profit of $1.9 million due to product mix and costing, partially offset by favorable manufacturing absorption of $1.4 million.
Selling, general and administrative expenses for the three months ended September 30, 2025, were $8.9 million, compared to $14.8 million for the comparable prior period ended August 25, 2024. The $5.9 million decrease in SG&A expenses includes a reduction of $2.2 million in recurring accounting, legal, and consulting expenses and a net $3.7 million reduction in non-recurring expenses primarily related to legacy matters.
Interest expense, net of interest income, was $6.3 million for the three months ended September 30, 2025, an increase compared to $5.4 million for the comparable prior period ended August 25, 2024. The increase in interest expense included an increase of $1.3 million related to the Alcon term loans, which will continue to grow due to accumulating interest paid-in-kind and amortization of the debt discount, partially offset by a $0.4 million decrease due to lower outstanding borrowings under the revolving credit facility.
For the three months ended September 30, 2025, the company recorded a net loss of $10.0 million and a loss of $0.29 per diluted share, as compared to a net loss of $16.2 million and a loss of $0.53 per diluted share for the comparable prior period ended August 25, 2024. In addition to the reasons described above, the loss in 2025 included a small effect from an unfavorable debt derivative adjustment, while the loss in 2024 included a small net effect from a favorable debt derivative adjustment that was partially offset by registration rights penalty expense. Adjusted EBITDA* for the three months ended September 30, 2025, was $3.1 million, an increase of $4.9 million compared to a negative $1.8 million in the comparable prior period ended August 25, 2024. The improvement in Adjusted EBITDA* was primarily due to the increase in gross profit and the reduction in recurring selling, general and administrative expenses.
*Adjusted EBITDA is a non-GAAP financial measure and excludes certain items from net income or loss, the nearest comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please see “Non-GAAP Financial Information” below for more information, including information regarding a definition of Adjusted EBITDA and reconciliation to net loss for the periods noted in this press release.
Financial Guidance for Calendar Year 2025 Transition Period
The company is affirming its guidance for the approximately seven-month transition period from May 26 through December 31, 2025.
For this transition period, the company expects revenue to be approximately $74 to $76 million, net loss is expected to range from $18.4 million to $16.4 million, and Adjusted EBITDA is expected to be in the range of $12 to $14 million, based on the expectation that Lifecore would exclude for items similar to its historic definition of Adjusted EBITDA. This guidance takes into consideration existing market forces, contracts, and customer order timing, as well as the company’s current beliefs and estimations with respect to success and timing related to growing and diversifying the company’s new business development revenue.
Please see “Non-GAAP Financial Information” below for more information on Adjusted EBITDA for this transition period, including information regarding a reconciliation to net income or loss.
Earnings Webcast
Lifecore Biomedical will host a conference call today, November 6, 2025, at 4:30 p.m. ET to discuss the company’s financial results for the three months ended September 30, 2025. The webcast can be accessed via

Lifecore’s Investor Events & Presentations page at: https://ir.lifecore.com/events-presentations. An archived version of the webcast will be available on the website for 30 days.
About Lifecore Biomedical
Lifecore Biomedical, Inc. (Nasdaq: LFCR) is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of sterile injectable pharmaceutical products in syringes, vials, and cartridges, including complex formulations. As a leading manufacturer of premium, injectable-grade hyaluronic acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the company, visit Lifecore’s website at www.lifecore.com.
Non-GAAP Financial Information
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial information. Adjusted EBITDA is a non-GAAP measure and excludes certain items from net income or loss, the most directly comparable financial measure calculated in accordance with GAAP.
See the section entitled “Non-GAAP Financial Reconciliations” in this release for the company’s definition of Adjusted EBITDA for the three months ended September 30, 2025 and the comparable prior period ended August 25, 2024, and a reconciliation thereof to net income or loss for the relevant periods.
See “Remainder of 2025 Guidance due to Fiscal Year Change and Reconciliation” in this release for the company’s definition of Adjusted EBITDA for the 2025 transition period and a reconciliation thereof to net income or loss.
The company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude/include certain items that are included in the company’s results reported in accordance with GAAP because we believe they are not reflective of our core operations or indicative of our ongoing operations. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the company’s operations and are useful for period-over-period comparisons. Management uses Adjusted EBITDA, in addition to GAAP financial measures, to monitor trends in the company’s operations, understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, and as a measure of performance for compensation decisions.
These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the company’s consolidated financial statements presented in accordance with GAAP.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “aim,” “designed to,” “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. In addition, all statements regarding our future financial performance, including our guidance for the approximately seven-month transition period from May 26 through December 31, 2025; our three-pronged strategy for growth comprised maximizing our existing customer business, advancing programs currently within our late-stage development pipeline towards commercialization, and winning impactful new business that will continue to fill our project pipeline - from early-stage work to commercial site transfers; anticipated revenue growth and capacity utilization; improving workforce productivity; our continuous improvement efforts; our performance-driven culture; our plans to further maximize efficiencies and productivity via aggressive procurement and organizational strategies, including the launch of our new ERP system; our significant inflection point in existing commercial customer demand in 2027; our goals of achieving a 12+% revenue CAGR and increasing Adjusted EBITDA* margins to more than 25% over the mid-term; and our path to achieving growth and sustainable profitability in the years ahead are forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors as, among others, the timing and amount of future expenses, revenue, Adjusted EBITDA, cash flow and capital requirements, and timing and availability of and the need for additional financing; our ability to maintain or expand our relationships with our current customers, including the impact of changes in consumer demand for the products we manufacture for our customers; our ability to grow and diversify our business with new customers, including the potential loss of development customers if they do not receive required funding or regulatory approvals or for other reasons; our ability to comply with covenants under our credit agreements and to pay required interest and principal payments when due; our ability to raise additional capital for ongoing needs, including through equity financing, debt financing, collaborations, strategic alliances or licensing arrangements; the impact of macroeconomic events or circumstances on our operations and financial performance, including inflation, tariffs, interest rates, social unrest and global instability; the performance of our third-party suppliers; pharmaceutical industry market forces that may impact our customers’ success and continued demand for the products we produce for those customers; our ability to recruit or retain key scientific, technical, business development, and management personnel and our executive officers; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including current Good Manufacturing Practice, or cGMP; the outcome and cost of existing and any new litigation or regulatory proceedings; and other risk factors set forth from time to time in the company’s SEC filings, including, but not limited to, the Annual Report on Form 10-K for the year ended May 25, 2025 (the “May 2025 10-K”). For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in the May 2025 10-K. Forward-looking statements represent management’s current expectations as of the date hereof and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Lifecore Biomedical, Inc. Contact Information:
Stephanie Diaz (Investors)
Vida Strategic Partners
415-675-7401
sdiaz@vidasp.com
Tim Brons (Media)
Vida Strategic Partners
415-675-7402
tbrons@vidasp.com
Ryan D. Lake (CFO)
Lifecore Biomedical
952-368-6244
ryan.lake@lifecore.com

LIFECORE BIOMEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	September 30, 2025	May 25, 2025
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$18,856	$8,265
Accounts receivable, net of allowance for credit losses of $804 and $1,351	17,573	15,151
Accounts receivable, related party	7,175	13,537
Current portion of note receivable	—	8,000
Contract assets	4,385	6,979
Inventory	33,801	32,291
Prepaid expenses and other current assets	2,138	1,454
Total current assets	83,928	85,677
Property, plant and equipment, net of accumulated depreciation of $59,622 and $57,412	128,575	129,006
Goodwill	13,881	13,881
Intangible assets, net of accumulated amortization of $3,700	4,200	4,200
Other assets	4,620	6,578
Total assets	$235,204	$239,342
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$10,115	$8,220
Accrued expenses and other current liabilities	19,843	21,958
Total current liabilities	29,958	30,178
Debt, net of current portion	5,741	5,801
Debt, net of current portion, related party	129,263	121,198
Debt derivative liability, related party	25,491	24,991
Other liabilities	7,965	9,741
Total liabilities	198,418	191,909
Commitments and contingencies
Series A Redeemable Convertible Preferred Stock, $0.001 par value; 2,000,000 shares authorized; 46,593 and 45,736 shares issued and outstanding, redemption value $47,466 and $46,308	47,323	46,097
Stockholders’ (deficit) equity:
Common Stock, $0.001 par value; 75,000,000 shares authorized; 37,466,352 and 37,026,234 shares issued and outstanding	37	37
Additional paid-in capital	207,521	206,539
Accumulated deficit	(218,095)	(205,240)
Total stockholders’ (deficit) equity	(10,537)	1,336
Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$235,204	$239,342

LIFECORE BIOMEDICAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended
(in thousands, except share and per share amounts)	September 30, 2025	August 25, 2024
Revenues	$19,293	$16,793
Revenues, related party	11,816	7,912
Total revenues	31,109	24,705
Cost of goods sold	23,318	19,318
Gross profit	7,791	5,387
Research and development expenses	1,963	2,186
Selling, general, and administrative expenses	8,895	14,785
Operating loss	(3,067)	(11,584)
Interest income	58	15
Interest expense	(551)	(983)
Interest expense, related party	(5,833)	(4,400)
Change in fair value of debt derivative liability, related party	(375)	900
Other income (expense), net	110	(203)
Loss before income taxes	(9,658)	(16,255)
Income tax (expense) benefit	(333)	25
Net loss	(9,991)	(16,230)
Preferred stock dividends	(874)	—
Accretion of preferred stock to redemption value	(48)	—
Loss available to common stockholders	$(10,913)	$(16,230)

Loss per share, basic and diluted	$(0.29)	$(0.53)

Weighted average shares outstanding, basic and diluted	37,402,912	30,855,742

Non-GAAP Financial Reconciliations
Adjusted EBITDA is a non-GAAP financial measure and excludes certain items from net income or loss, the most directly comparable financial measure calculated in accordance with GAAP. For the three months ended September 30, 2025 and the comparable prior period of the three months ended August 25, 2024, we defined Adjusted EBITDA as net income or loss before (i) interest expense, net of interest income, (ii) income tax expense (benefit), (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in fair value of debt derivatives, (vi) financing fees (non-interest), (vii) reorganization costs, (viii) restructuring costs, (ix) franchise tax equivalent to income tax, and (x) stockholder activist settlement costs. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

	Three months ended
(in thousands) (unaudited)	September 30, 2025	August 25, 2024
Net loss (GAAP)	(9,991)	(16,230)
Interest expense, net	6,326	5,368
Income tax expense (benefit)	333	(25)
Depreciation and amortization	1,981	1,993
Stock-based compensation	2,392	2,419
Change in fair value of debt derivatives	375	(900)
Financing fees (non-interest)	—	275
Reorganization costs (a)	1,571	3,592
Restructuring costs (a)	—	483
Franchise tax equivalent to income tax	63	50
Stockholder activist settlement (a)	—	1,182
Adjusted EBITDA	$3,050	$(1,793)
(a)Restructuring, reorganization and stockholder activist settlement costs of $1.6 million and $5.3 million were incurred for the three months ended September 30, 2025 and August 25, 2024, respectively. These costs primarily related to legal expenses related to legacy matters, accounting and consulting expenses in the prior period for the legacy financial restatement, legal fees related to the prior period stockholder activist settlement.

Remainder of 2025 Guidance due to Fiscal Year Change and Reconciliation
Lifecore previously announced that it will be moving its fiscal year end to align with the calendar year, effective for the December 31, 2025, calendar period. The following table shows the reconciliation of an estimated range of net loss for the approximately seven-month transition period from May 26 through December 31, 2025, to the estimated range of Adjusted EBITDA for the same period based on the Company’s financial guidance reiterated in the press release to which reconciliation is attached. The adjustments stated below are the same as the similarly titled adjustments stated above in “Non-GAAP Financial Reconciliation.” While we currently expect to adjust for the expenses shown below, we may further adjust Adjusted EBITDA for items that may arise during the transition period that, in management’s judgment, significantly affect the comparability of earnings results between periods or are not reflective of our core operations or indicative of our ongoing operations.

(in thousands) (unaudited)	Seven-month period May 26, 2025 to December 31, 2025
	(estimate)
Net loss (GAAP)	$(18,400)	–	$(16,400)
Interest expense, net	15,400
Income tax expense	400
Depreciation and amortization	5,000
Stock-based compensation	5,500
Change in fair value of debt derivatives	1,400
Reorganization costs	2,600
Franchise tax equivalent to income tax	100
Adjusted EBITDA	$12,000	–	$14,000